SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1502 Stickney Point Road, # 501, Sarasota, FL 34231
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 926-2510

500 John Ringling Boulevard, Sarasota, Florida 34236
(Former name or former address, if changed since last report)
ITEM 8.01.	OTHER EVENTS

          On January 24, 2006, SkyLynx Communications, Inc. (the "Company"), was served with a Summons and Petition that was filed in the District Court of Dallas County, Texas, B-44th Judicial District, Cause No. 06-00451 by New Market Technology, Inc., as plaintiff, against the Company, Digital Computer Integration Corporation ("DCI") and other parties. The factual nexus of the claims center around transactions that occurred between DCI, the plaintiff and other parties. In December, 2005, the Company announced that it had entered into a definitive Agreement and Plan of Merger to acquire DCI. In the Petition, the plaintiff asserts numerous claims against the other defendants and the Company, including claims based upon tortious interference with contract and conspiracy.

         The Company believes that there is no merit in the claims against it and lacks sufficient knowledge or information upon which to form a judgment as to the meritoriousness of the claims being asserted against the other defendants. The Company intends to vigorously defend the matter.

SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SKYLYNX COMMUNICATIONS, INC.

Date: January 27, 2006	By: /s/ Gary L. Brown Gary L. Brown, President and Chief Executive Officer